Exhibit 21(a)

ENERGY FUTURE HOLDINGS CORP.

SUBSIDIARY HIERARCHY

Jurisdiction
Energy Future Competitive Holdings Company	Texas
Texas Competitive Electric Holdings LLC	Delaware
TCEH Finance, Inc.	Delaware
Generation MT Company LLC	Delaware
EFH CG Holdings Company LP1	Texas
DFW Midstream Services LLC	Texas
Luminant Holding Company LLC	Delaware
Luminant Energy Company LLC	Texas
Luminant ET Services Company	Texas
Luminant Energy Trading California Company	Texas
Luminant Energy Trading Canada Limited	Canada
EFH CG Holdings Company LP2	Texas
Luminant Energy Services Company	Texas
Luminant Generation Company LLC	Texas
Nuclear Energy Future Holdings LLC	Delaware
Nuclear Energy Future Holdings II LLC	Delaware
Nuclear Project Company LLC	Delaware
Valley NG Power Company LLC	Texas
Luminant Renewables Company LLC	Texas
Fuelco LLC[3]	Delaware
EFH CG Holdings Company LP4	Texas
Generation SVC Company	Texas
Luminant Power Services Company	Delaware
Big Brown 3 Power Company LLC	Texas
Big Brown Power Company LLC	Texas
Collin Power Company LLC	Delaware
DeCordova Power Company LLC	Texas
Lake Creek 3 Power Company LLC	Texas
Martin Lake 4 Power Company LLC	Texas
Monticello 4 Power Company LLC	Texas
Morgan Creek 7 Power Company LLC	Texas
Oak Grove Management Company LLC	Delaware
Oak Grove Power Company LLC	Texas
Sandow Power Company LLC	Texas
Tradinghouse 3 & 4 Power Company LLC	Texas
Tradinghouse Power Company LLC	Texas
Valley Power Company LLC	Texas
Luminant Mining Services Company	Delaware
Big Brown Lignite Company LLC	Texas
Luminant Big Brown Mining Company LLC	Texas
Luminant Mining Company LLC	Texas
Oak Grove Mining Company LLC	Texas
Luminant Mineral Development Company LLC	Texas
NCA Resources Development Company LLC	Texas
Wichita/Victory Avenue LLC	Texas
TXU Energy Retail Company LLC	Texas
TXU Retail Services Company	Delaware
EFH CG Holdings Company LP5	Texas
TXU SESCO Company LLC	Texas
TXU SESCO Energy Services Company	Texas
TXU Energy Solutions Company LLC	Texas

TXU Chilled Water Solutions Company	Texas
TXU SEM Company	Delaware
TXU Energy Retail Management Company LLC	Delaware

[1]	0.3% ownership interest
[2]	22% ownership interest
[3]	33% ownership interest
[4]	2.4% ownership interest
[5]	28.4% ownership interest